                                                                    EXHIBIT 12.1

                             PUBLIC STORAGE, INC.
             EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

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
                                                      For the Year Ended December 31,
                                           -----------------------------------------------------
                                             1995        1994       1993       1992       1991
                                           --------    -------   --------    -------    --------
                                                  (Amounts in thousands,  except ratios)
Net income                                 $ 70,386    $42,118    $28,036    $15,123    $11,954
  Add: Minority interest in income            7,137      9,481      7,291      6,895      6,693
  Less: Gain on disposition of real estate        -          -          -       (398)         -
  Less: Minority interests in income
    which do not have fixed charges          (4,700)    (5,906)      (737)      (694)      (501)
                                           --------    -------    -------    -------    -------
Income from continuing operations            72,823     45,693     34,590     20,926     18,146
  Interest expense                            8,508      6,893      6,079      9,834     10,621
                                           --------    -------    -------    -------    -------
Total Earnings Available to
  Cover Fixed Charges                      $ 81,331    $52,586    $40,669    $30,760    $28,767
                                           ========    =======    =======    =======    =======
Total Fixed Charges - Interest expense     $  8,508    $ 6,893    $ 6,079    $ 9,834    $10,621
                                           ========    =======    =======    =======    =======
Total Preferred Stock dividends            $ 31,124    $16,846    $10,889    $   812    $     -
                                           ========    =======    =======    =======    =======
Total Combined Fixed Charges and
  Preferred Stock dividends                $ 39,632    $23,739    $16,968    $10,646    $10,621
                                           ========    =======    =======    =======    =======
Ratio of Earnings to Fixed Charges             9.56       7.63       6.69       3.13       2.71
                                           ========    =======    =======    =======    =======
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock dividends        2.05       2.22       2.40       2.89       2.71
                                           ========    =======    =======    =======    =======

SUPPLEMENTAL DISCLOSURE OF RATIO OF
  FUNDS FROM OPERATIONS ("FFO") TO
  FIXED CHARGES:
----------------------------------

FFO                                        $105,086    $56,143    $35,830    $21,133    $17,176
Interest expense                              8,508      6,893      6,079      9,834     10,621
                                           --------    -------    -------    -------    -------
Adjusted FFO available to cover
  fixed charges                            $113,594    $63,036    $41,909    $30,967    $27,797
                                           ========    =======    =======    =======    =======
Total Fixed Charges - Interest expense     $  8,508    $ 6,893    $ 6,079    $ 9,834    $10,621
                                           ========    =======    =======    =======    =======
Total Preferred Stock dividends            $ 31,124    $16,846    $10,889    $   812    $     -
                                           ========    =======    =======    =======    =======
Total Combined Fixed Charges and
  Preferred Stock dividends                $ 39,632    $23,739    $16,968    $10,646    $10,621
                                           ========    =======    =======    =======    =======
Ratio of Earnings to Fixed Charges            13.35       9.14       6.69       3.15       2.62
                                           ========    =======    =======    =======    =======
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock dividends        2.87       2.66       2.47       2.91       2.62
                                           ========    =======    =======    =======    =======
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